UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

CF Industries, Inc. (“CF Industries”), a wholly-owned subsidiary of CF Industries Holdings, Inc. (“CF Industries Holdings”) currently owns 49% of Canadian Fertilizers Limited’s (“CFL”) voting common shares and 66% of CFL’s non-voting preferred shares.  CFL owns a nitrogen fertilizer complex in Medicine Hat, Alberta, Canada with two ammonia plants, a granular urea plant and on-site storage facilities for both ammonia and urea.  CF Industries purchases 66% of the ammonia and granular urea produced by CFL pursuant to a product purchase agreement.  Due to this ownership interest and contractual relationship, CF Industries Holdings consolidates the financial results of CFL.  Viterra, Inc. (“Viterra”) currently owns 34% of CFL’s voting common shares and non-voting preferred shares.  Pursuant to a product purchase agreement, Viterra has the right, but not the obligation, to purchase the remaining 34% of the ammonia and granular urea produced by CFL.  The financial results pertaining to the product sales to Viterra, Inc. are included in CF Industries Holdings’ consolidated financial results as noncontrolling interest.

As previously announced, CF Industries Holdings has entered into an agreement to purchase Viterra’s interests in CFL, including its product purchase agreement with CFL.  As a result of the acquisition, CF Industries will be entitled to purchase 100% of CFL’s ammonia and granular urea production.  The acquisition is subject to receipt of regulatory approvals in Canada and other terms and conditions in the definitive agreements.

In December 2012, the CFL Board of Directors approved an amendment to the product purchase agreements between CFL, CF Industries and Viterra. The amendment modifies the selling prices that CFL charges for products sold to Viterra and CF Industries.  The new selling price is based on production cost plus an agreed upon margin and is effective retroactive to January 1, 2012.  As a result of the January 1, 2012 effective date of the Board’s amendment, CF Industries Holdings will recognize two items in its fourth quarter 2012 financial statements.  First, the receivable and sales revenue from Viterra will be reduced by $132.2 million to reflect the modified product selling price.  Second, net earnings attributable to the noncontrolling interest will be reduced by the same amount ($132.2 million).  The net effect of these items recognized in the fourth quarter of 2012 will have no impact on our net earnings attributable to common stockholders, but will reduce net sales, gross margin, operating earnings and earnings before income taxes by $132.2 million.  The selling price adjustment also will have no impact on cash flows as the selling price adjustment is entirely offset by a change in the distributions payable to the noncontrolling interest.  The table below illustrates the adjustment for the first nine months of 2012.

Impact of Retroactive Selling Price Adjustment on Operating Results
for the first Nine Months of 2012
(In millions)

	Operating Results	Impact of CFL	Operating Results
	Before CFL Selling	Selling Price	Reflecting the CFL
	Price Adjustment	Adjustment	Selling Price Adjustment

Net sales	$4,622.6	$(132.2)	$4,490.4
Cost of sales	2,165.5		2,165.5
Gross margin	2,457.1	(132.2)	2,324.9

Operating Earnings	2,343.3	(132.2)	2,211.1

Net earnings	1,568.1	(132.2)	1,435.9

Less: Net earnings attributable to the noncontrolling interest	190.1	(132.2)	57.9

Net earnings attributable to common stockholders	$1,378.0	$—	$1,378.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Dennis P. Kelleher
		Name:	Dennis P. Kelleher
		Title:	Senior Vice President and
Chief Financial Officer